SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): July 31, 2012


                                 BIOCUREX, INC.
                        -------------------------------
                 (Name of Small Business Issuer in its charter)

       Texas                        0-26947                     75-2742601
---------------------           ------------------         ------------------
(State or other jurisdiction   (Commission File No.)        (IRS Employer
    of incorporation)                                      Identification No.)


                           7080 River Road, Suite 215
                   Richmond, British Columbia , Canada V6X 1X5
                   ------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


      Registrant's telephone number, including area code: (866) 884-8669


                                       N/A
                         -----------------------------
          (Former name or former address if changed since last report)



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Item 5.07.     Submission of Matters to a Vote of Securities Holders.

      A special meeting of Biocurex's shareholders was held on July 31, 2012. At the meeting the following proposals were ratified by the shareholders:

     (1) to approve an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to 10,000,000 shares of preferred stock, with the Company's directors having the right to issue the preferred stock in one or more series, and to establish the rights and preferences of each series; and

     (2) to approve a resolution to amend the Company's Articles of Incorporation which would reverse split the Company's common stock by a ratio that will be determined by the Company's Board of Directors. At any time prior to the time the Articles of Amendment take effect, the Board of Directors may abandon the proposed stock split without further action by the shareholders.

      The following is a tabulation of votes cast with respect to these proposals:

                                        Votes
                       -------------------------------------           Broker
    Proposal                For         Against       Abstain         Non-Votes

      1.               147,813,892    10,526,734    1,586,946            --
      2.               217,054,592    28,121,825      459,250            --





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 1, 2012                     BIOCUREX, INC.


                                     By:/s/ Dr. Ricardo Moro
                                        -------------------------------------
                                        Dr.  Ricardo  Moro,   Chief  Executive
                                        Officer